LUXFER

LUXFER REPORTS THIRD QUARTER 2024 RESULTS WITH ONGOING MARGIN IMPROVEMENT

Raising 2024 guidance amid continuing strong efficiencies and enhanced profitability.

Third Quarter 2024 Highlights

- **Raising 2024 Guidance (Excluding Legal Recovery):** Adjusted EPS: $0.88-$0.94; Adjusted EBITDA: $45-$47 million; Free Cash Flow: $35-$37 million, including legal recoveries and Lakehurst, NJ land sale.
- **Sustained Margin Growth:** Achieved third consecutive quarter of Adjusted EBITDA margin growth, reaching 14.8%, demonstrating ongoing operational efficiency improvements.
- **Land Sale:** Sold Lakehurst, NJ property in Q3, recognized profit and receivables impact. Cash proceeds of $7.3 million to be reflected in Q4, banked in early October.
- **Strategic Review:** Sale of the Graphic Arts business is progressing and currently expected to close in H1 2025.

"As we enter the final months of 2024, I am proud of the significant strides we have made this year with our expected second-half earnings now ahead of the first half of 2024. Our third quarter results demonstrate sustained margin growth and improved sales in key product areas, including powders and MREs. This performance reflects our ongoing delivery of operational efficiencies and successful execution in line with our strategic priorities. While the external environment will remain challenging in some areas, we are confident that the strategic initiatives we have implemented will sustain our positive momentum, enabling us to capitalize on our core strengths and make continued additional progress in 2025."

Andy Butcher
Chief Executive Officer

Key Results * (amounts in millions, except EPS)

Net Sales and Gross Profits		Q3 2024	% Change		YTD	% Change
GAAP Net Sales	$	99.4	2.1%	$	288.5	-6.7%
Adjusted Net Sales[1]		91.4	1.2%		266.3	-6.8%
GAAP Gross Profit		22.4	53.4%		62.8	4.8%
Adjusted Gross Profit[1]		20.7	26.2%		59.7	-1.5%
Adjusted Gross Margin[1]		22.6%	440 bps		22.4%	120 bps

Net Income, Adjusted EBITDA and EPS		Q3 2024	% Change		YTD	% Change
GAAP Net Income / (Loss)	$	12.6	n/a	$	15.0	284.6%
Adjusted EBITDA[1]		15.4	75.0%		43.2	22.7%
Adjusted EBITDA[1] ex. Legal Cost Recovery / Expense		13.5	22.7%		36.0	-9.3%
GAAP Diluted EPS	$	0.47	n/a	$	0.56	300.0%
Adjusted Diluted EPS[1]		0.32	128.6%		0.90	36.4%
Adjusted Diluted EPS[1] ex. Legal Cost Recovery / Expense		0.27	35.0%		0.70	-11.4%

** Comparative information is relative to prior-year third quarter; results exclude discontinued operations.*

[1] Note: Adjusted Results Excludes Graphic Arts Business

Third Quarter Financials

GAAP net sales of $99.4 million increased by $2.0 million from $97.4 million in the third quarter of 2023. This increase was driven by a $1.8 million positive impact from foreign exchange, along with an additional $0.2 million increase from improved volume/mix and higher prices.

Additionally, several customers expedited their orders from the fourth quarter into the third quarter, driven by expectations for the potential impact of upcoming hurricanes and port strike. This shift contributed to the strong Q3 performance, resulting in higher-than-anticipated sales volume and supporting margin improvements.

GAAP net income from continuing operations was $12.6 million, or $0.47 earnings per diluted share, compared to a loss of $1.5 million, or $0.06 loss per diluted share, in the third quarter of 2023.

Adjusted net income (excluding Graphic Arts) was $8.6 million, or $0.32 per diluted share, compared to $3.7 million, or $0.14 per diluted share, in the third quarter of 2023. Excluding net legal expense recovery in the quarter, adjusted net income (excluding Graphic Arts) was $7.1 million, or $0.27 per diluted share, compared to $5.4 million, or $0.20 per diluted share, in the prior year period.

Adjusted EBITDA (excluding Graphic Arts) reached $15.4 million, a 75.0% increase from $8.8 million. This improvement was driven by a $0.8 million positive impact from volume/mix, a $0.3 million benefit from higher prices, a $1.5 million positive impact from net cost deflation (primarily magnesium), and a $4.1 million benefit largely from legal expense recovery and additional cost reductions. Foreign exchange had a $0.1 million negative impact during the quarter.

Segment Results * (amounts in millions)


AZ80A

Elektron	Q3 2024	% Change	YTD	% Change
Net Sales	$ 48.8	7.0%	$ 128.5	-14.9%
Gross Profit	13.9	24.1%	36.9	-13.2%
Gross Margin	28.5%	390 bps	28.7%	60 bps
Adjusted EBITDA	$ 10.8	80.0	$ 29.6	18.4%
Adjusted EBITDA Margin	22.1%	890bps	23.0%	640 bps
Adjusted EBITDA[2] *(ex. Legal)*	8.9	8.5%	22.4	-24.1%
Adjusted EBITDA Margin[2] *(ex. Legal)*	18.2%	20 bps	17.4%	-210 bps



Gas Cylinders	Q3 2024	% Change	YTD	% Change
Net Sales	$ 42.6	-4.7%	$ 137.8	2.3%
Gross Profit	6.8	30.8%	22.8	26.0%
Gross Margin	16.0%	440 bps	16.5%	310 bps
Adjusted EBITDA	$ 4.6	64.3%	$ 13.6	33.3%
Adjusted EBITDA Margin	10.8%	450 bps	9.9%	230 bps

** Comparative information is relative to prior-year third quarter; results exclude discontinued operations and Graphic Arts segment*

[2] Adjusted Results Excludes Legal Cost Recovery/ Expense in 2024 and 2023

Capital Resources and Liquidity

Net cash provided by continuing operations for the third quarter of 2024 was $12.8 million, an improvement of $1.4 million compared to the third quarter of 2023. Free cash flow from continuing operations was $9.3 million, an increase of $0.4 million over the same period last year. As of September 30, 2024, net debt totaled $66.0 million, resulting in a net debt-to-adjusted EBITDA ratio of 1.4x. Excluding Graphic Arts, the net debt-to-adjusted EBITDA ratio was 1.3x.

During the third quarter of 2024, approximately $0.6 million of common stock, equating to 50,000 shares, was repurchased. Year-to-date, a total of approximately $1.6 million in common stock, or 150,000 shares, has been repurchased. Additionally, $3.5 million was returned to shareholders through dividends during the quarter, bringing the year-to-date total to $10.5 million.

2024 Guidance Update (excluding Graphic Arts and Legal expense recovery)

Following stronger-than-expected performance in the third quarter, we are raising our full-year 2024 guidance. Adjusted EBITDA is now projected to be between $45 million and $47 million, with Adjusted EPS expected to range from $0.88 to $0.94. Free Cash Flow is anticipated to be between $35 million and $37 million, incorporating both the cash received from legal recoveries and net proceeds from the Lakehurst, New Jersey land sale.

2024 Full Year Guidance (Excluding Legal expense recovery)	Prior	**Current**
Adjusted EBITDA	$42M - $45M	**$45M - $47M**
Adjusted Diluted EPS	$0.75 - $0.85	**$0.88 - $0.94**

2024 Full Year Guidance (Including Legal expense recovery)	Prior	**Current**
Adjusted EBITDA	$47M - $50M	**$52M - $54M**
Adjusted Diluted EPS	$0.90 - $1.00	**$1.09 - $1.14**

2024 Full Year Guidance – Sales Growth & Free Cash Flow	Prior	**Current**
Sales Growth (incl. volume, price and FX)	Down (MSD)	**Down (MSD)**
Free Cash Flow	$24M - $27M	**$35M - $37M**

Q3 2024 Earnings Conference Call Information

Luxfer will conduct an investor teleconference at 8:30 a.m. ET on Wednesday October 30, 2024. Investors can access this conference via any of the following:

- Webcast: Accessible by clicking on this link Luxfer Q3 2024 Earnings
- Live Telephone: Call 800-579-2543 within the U.S. or +1 785-424-1789 outside the U.S. Please join the call at least 15 minutes before the start time (Conference ID:LXFRQ324).
- Webcast Replay: Available on Luxfer's website beginning at approximately 4:30 p.m. Eastern Time on October 30, 2024.
- Telephone Replay: Call 800-839-7406 within the U.S. or +1 402-220-6065 outside the U.S. (for both U.S. and outside the U.S. access code is 6639).
- Presentation Material: Earnings presentation material and podcasts can be accessed through the Investors portion of the Company's website at luxfer.com under Quarterly Reports and Presentations.

About Luxfer Luxfer is a global industrial company innovating niche applications in materials engineering. Using its broad array of proprietary technologies, Luxfer focuses on value creation, customer satisfaction, and demanding applications where technical know-how and manufacturing expertise combine to deliver a superior product. Luxfer’s high-performance materials, components, and high-pressure gas containment devices are used in defense and emergency response, clean energy, healthcare, transportation, and general industrial applications. For more information, please visit www.luxfer.com. Luxfer is listed on the New York Stock Exchange and its ordinary shares trade under the symbol LXFR. Non-GAAP Financial Measures Luxfer Holdings PLC prepares its financial statements using U.S. Generally Accepted Accounting Principles (GAAP). When a company discloses material information containing non-GAAP financial measures, SEC regulations require that the disclosure include a presentation of the most directly comparable GAAP measure and a reconciliation of the GAAP and non-GAAP financial measures. Management’s inclusion of non-GAAP financial measures in this release is intended to supplement, not replace, the presentation of the Company’s financial results in accordance with GAAP. Luxfer management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any period. Management also believes that these non-GAAP financial measures enhance the ability of investors to analyze the Company’s business trends and understand the Company’s performance. In addition, management may utilize non-GAAP financial measures as a guide in the Company’s forecasting, budgeting, and long-term planning process. Non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures presented in accordance with GAAP. With respect to the Company’s 2024 adjusted earnings per share guidance, the Company is not able to provide a reconciliation of the non-GAAP financial measure to GAAP because it does not provide specific guidance for the various extraordinary, nonrecurring, or unusual charges and other certain items. These items have not yet occurred, are out of the Company’s control, and/or cannot be reasonably predicted. As a result, reconciliation of the non-GAAP guidance measure to GAAP is not available without unreasonable effort, and the Company is unable to address the probable significance of the unavailable information. Forward-Looking Statements This release contains certain forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements. Examples of such forward-looking statements include but are not limited to: (i) statements regarding the Company’s results of operations and financial condition; (ii) statements of plans, objectives or goals of the Company or its management, including those related to financing, products, or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as “believes,” “anticipates,” “expects,” “intends,” “forecasts,” and “plans,” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. By their very nature, forward- looking statements involve inherent risks and uncertainties, both general and specific, and risks exist that the predictions, forecasts, projections, and other forward-looking statements will not be achieved. The Company cautions that several important factors could cause actual results to differ materially from the plans, objectives, expectations, estimates, and intentions expressed in such forward-looking statements. These factors include but are not limited to: (i) lower than expected future sales; (ii) increasing competitive industry pressures; (iii) general economic conditions or conditions affecting demand for the products and services it offers, both domestically and internationally; (iv) worldwide economic and business conditions and conditions in the industries in which the Company operates; (v) geopolitical issues (vi) fluctuations in the cost of raw materials, utilities, and other inputs; (vii) currency fluctuations and hedging risks; (viii) the Company’s ability to protect its intellectual property; (ix) the significant amount of indebtedness the Company has incurred and may incur and the obligations to service such of

Forward-Looking Statements (continued) indebtedness the Company has incurred and may incur and the obligations to service such indebtedness and to comply with the covenants contained therein; and (x) risks related to the impact of COVID-19. The Company cautions that the foregoing list of important factors are not exhaustive. These factors are more fully discussed in the sections entitled “Forward-Looking Statements” and “Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2023, which was filed with the U.S. Securities and Exchange Commission on February 27, 2024. When relying on forward-looking statements to make decisions with respect to the Company, investors and others should carefully consider the foregoing factors and other uncertainties and events. Forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update or revise any such statement, whether because of new information, future events, or otherwise. Contact Info: Kevin Cornelius Grant Vice President of Investor Relations and Business Development Kevin.Grant@luxfer.com

Luxfer Holdings PLC

LUXFER HOLDINGS PLC

CONDENSED CONSOLIDATED STATEMENTS OF INCOME / (LOSS) (UNAUDITED)

	Third Quarter		Year-to-date	
In millions, except share and per-share data	**2024**	**2023**	**2024**	**2023**
Net sales	**$ 99.4**	$ 97.4	**$ 288.5**	$ 309.1
Cost of goods sold	**(77.0)**	(82.8)	**(225.7)**	(249.2)
Gross profit	**22.4**	14.6	**62.8**	59.9
Selling, general and administrative expenses	**(11.4)**	(11.3)	**(34.9)**	(36.6)
Research and development	**(1.0)**	(1.2)	**(3.3)**	(3.4)
Restructuring charges	**(0.5)**	(1.6)	**(2.3)**	(4.4)
Acquisition and disposal related costs	**(0.1)**	—	**(9.5)**	—
Gain on disposal of assets held-for-sale	**6.1**	—	**6.1**	—
Other income	**1.9**	—	**7.2**	—
Operating income	**17.4**	0.5	**26.1**	15.5
Net interest expense	**(1.4)**	(1.6)	**(4.1)**	(4.7)
Defined benefit pension credit / (charge)	**0.3**	0.3	**0.8**	(8.0)
Income / (loss) before income taxes	**16.3**	(0.8)	**22.8**	2.8
(Provision) / credit for income taxes	**(3.7)**	(0.7)	**(7.8)**	1.1
Net income / (loss) from continuing operations	**12.6**	(1.5)	**15.0**	3.9
Income / (loss) from discontinued operations, net of tax	**0.1**	0.2	**(0.1)**	—
Net income / (loss) from discontinued operations	**0.1**	0.2	**(0.1)**	—
Net income / (loss)	**$ 12.7**	$ (1.3)	**$ 14.9**	$ 3.9
Earnings / (loss) per share[1]				
Basic from continuing operations	**$ 0.47**	$ (0.06)	**$ 0.56**	$ 0.14
Basic from discontinued operations[2]	**$ —**	$ 0.01	**$ —**	$ —
Basic	**$ 0.47**	$ (0.05)	**$ 0.56**	$ 0.14
Diluted from continuing operations	**$ 0.47**	$ (0.06)	**$ 0.56**	$ 0.14
Diluted from discontinued operations[2]	**$ —**	$ 0.01	**$ —**	$ —
Diluted	**$ 0.47**	$ (0.05)	**$ 0.55**	$ 0.14
Weighted average ordinary shares outstanding				
Basic	26,808,401	26,895,968	26,820,280	26,913,771
Diluted	26,932,411	27,016,373	26,961,125	27,072,425

[1] The calculation of earnings per share is performed separately for continuing and discontinued operations. As a result, the sum of the two in any particular period may not equal the earnings-per-share amount in total.

[2] The loss per share for continuing operations for the third quarter of 2023 and for discontinued operations for first nine months of 2024, has not been diluted since the incremental shares included in the weighted-average number of shares outstanding would have been anti-dilutive.

LUXFER HOLDINGS PLC CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED) September 29, December 31, In millions, except share and per-share data 2024 2023 Current assets Cash and cash equivalents $ 3.5 $ 2.3 Restricted cash 0.6 0.3 Accounts and other receivables, net of allowances of $0.5 and $0.7, respectively 75.2 59.9 Inventories 93.5 95.9 Current assets held-for-sale 22.1 8.9 Other current assets 1.5 1.5 Total current assets $ 196.4 $ 168.8 Non-current assets Property, plant and equipment, net $ 65.7 $ 63.8 Right-of-use assets from operating leases 13.7 15.4 Goodwill 69.5 67.5 Intangibles, net 11.9 12.0 Deferred tax assets 3.1 3.9 Investments and loans to joint ventures and other affiliates 0.4 0.4 Pensions and other retirement benefits 44.1 40.3 Total assets $ 404.8 $ 372.1 Current liabilities Current maturities of long-term debt and short-term borrowing $ 3.7 $ 4.6 Accounts payable 27.7 26.5 Accrued liabilities 33.3 20.9 Taxes on income 8.5 — Current liabilities held-for-sale 7.2 3.9 Other current liabilities 9.9 8.9 Total current liabilities $ 90.3 $ 64.8 Non-current liabilities Long-term debt $ 65.8 $ 67.6 Pensions and other retirement benefits — 0.1 Deferred tax liabilities 10.2 10.2 Other non-current liabilities 13.4 16.8 Total liabilities $ 179.7 $ 159.5 Commitments and contingencies Shareholders' equity Ordinary shares of £0.50 par value; authorized 40,000,000 shares for 2024 and 2023; issued 28,944,000 for 2024 and 2023; outstanding 26,784,848 and 26,834,628 for 2024 and 2023, respectively 26.5 26.5 Additional paid-in capital 224.8 223.5 Treasury shares (24.2) (22.9) Company shares held by ESOP (0.8) (0.9) Retained earnings 108.7 104.3 Accumulated other comprehensive loss (109.9) (117.9) Total shareholders' equity 225.1 212.6 Total liabilities and shareholders' equity $ 404.8 $ 372.1

LUXFER HOLDINGS PLC CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED) Year-to-date In millions 2024 2023 Operating activities Net income $ 14.9 $ 3.9 Net loss from discontinued operations 0.1 — Net income from continuing operations 15.0 3.9 Adjustments to reconcile net income to net cash provided / (used) by operating activities Depreciation 6.9 9.2 Amortization of purchased intangible assets 0.6 0.6 Amortization of debt issuance costs 0.2 0.3 Share-based compensation charges 2.1 2.0 Deferred income taxes 0.5 1.6 Loss on disposal of property, plant and equipment 0.1 — Asset impairment charges — 2.7 Gain on disposal of held for sale assets (6.1) — Loss on held for sale asset group 7.5 — Defined benefit pension (credit) / charge (0.8) 8.0 Defined benefit pension contributions — (2.1) Changes in assets and liabilities Accounts and other receivables (5.5) (0.6) Inventories (10.3) 1.2 Current assets held-for-sale (2.2) 0.4 Accounts payable (4.4) (0.9) Accrued liabilities 12.9 (8.7) Current liabilities held-for-sale 0.1 (0.7) Other current liabilities 8.9 (7.0) Other non-current assets and liabilities (0.1) 0.3 Net cash provided by operating activities - continuing 25.4 10.2 Net cash provided by operating activities - discontinued 0.2 0.1 Net cash provided by operating activities 25.6 10.3 Investing activities Capital expenditures (7.3) (7.5) Purchase of intangible assets (0.4) — Net cash used by investing activities - continuing (7.7) (7.5) Net cash used by investing activities - discontinued (0.2) (0.1) Net cash used by investing activities (7.9) (7.6) Financing activities Net repayment of short-term borrowings (0.9) (25.0) Net (repayment) / drawdown of long-term borrowings (2.9) 22.5 Repurchase of own shares (1.6) (2.2) Share-based compensation cash paid (0.4) (0.3) Dividends paid (10.5) (10.5) Net cash used by financing activities (16.3) (15.5) Effect of exchange rate changes on cash and cash equivalents 0.1 0.3 Net increase / (decrease) $ 1.5 $ (12.5) Cash, cash equivalents and restricted cash; beginning of year 2.6 12.9 Cash, cash equivalents and restricted cash; end of the third quarter 4.1 0.4 Supplemental cash flow information: Interest payments $ 4.4 $ 4.8 Income tax payments, net 0.5 2.8

LUXFER HOLDINGS PLC

SUPPLEMENTAL INFORMATION

SEGMENT INFORMATION (UNAUDITED)

	Net sales				Adjusted EBITDA			
	Third Quarter		Year-to-date		Third Quarter		Year-to-date	
In millions	2024	2023	2024	2023	2024	2023	2024	2023
Gas Cylinders segment	**$ 42.6**	$ 44.7	**$ 137.8**	$ 134.7	**$ 4.6**	$ 2.8	**$ 13.6**	$ 10.2
Elektron segment	**48.8**	45.6	**128.5**	151.0	**10.8**	6.0	**29.6**	25.0
Excluding Graphic Arts segment	**91.4**	90.3	**266.3**	285.7	**15.4**	8.8	**43.2**	35.2
Graphic Arts segment	**8.0**	7.1	**22.2**	23.4	**(0.1)**	(2.8)	**(1.7)**	(3.5)
Consolidated	**$ 99.4**	$ 97.4	**$ 288.5**	$ 309.1	**$ 15.3**	$ 6.0	**$ 41.5**	$ 31.7

	Depreciation and amortization				Restructuring charges			
	Third Quarter		Year-to-date		Third Quarter		Year-to-date	
In millions	2024	2023	2024	2023	2024	2023	2024	2023
Gas Cylinders segment	**$ 0.9**	$ 1.1	**$ 2.6**	$ 3.2	**$ 0.5**	$ 1.4	**$ 2.1**	$ 4.2
Elektron segment	**1.7**	1.6	**4.9**	5.1	**—**	0.2	**0.2**	0.2
Excluding Graphic Arts segment	**2.6**	2.7	**7.5**	8.3	**0.5**	1.6	**2.3**	4.4
Graphic Arts segment	**—**	0.5	**—**	1.5	**—**	—	**—**	—
Consolidated	**$ 2.6**	$ 3.2	**$ 7.5**	$ 9.8	**$ 0.5**	$ 1.6	**$ 2.3**	$ 4.4

	Gross profit / (loss)			
	Third Quarter		Year-to-date	
In millions	2024	2023	2024	2023
Gas Cylinders segment	**$ 6.8**	$ 5.2	**$ 22.8**	$ 18.1
Elektron segment	**13.9**	11.2	**36.9**	42.5
Excluding Graphic Arts segment	**20.7**	16.4	**59.7**	60.6
Graphic Arts segment	**1.7**	(1.8)	**3.1**	(0.7)
Consolidated	**$ 22.4**	$ 14.6	**$ 62.8**	$ 59.9

ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE (UNAUDITED)

	Third Quarter					
In millions except per share data	2024			2023		
	Continuing operations	Graphic Arts	Adjusted Total	Continuing operations	Graphic Arts	Adjusted Total
Net income / (loss)	**$ 12.6**	**$ —**	**$ 12.6**	$ (1.5)	(2.6)	$ 1.1
Accounting charges relating to acquisitions and disposals of businesses:						
Amortization on acquired intangibles	**0.2**	**—**	**0.2**	0.2	—	0.2
Acquisition and disposal related charge	**0.1**	**0.1**	**—**	—	—	—
Defined benefit pension credit	**(0.3)**	**—**	**(0.3)**	(0.3)	—	(0.3)
Restructuring charge	**0.5**	**—**	**0.5**	1.6	—	1.6
Gain on disposal of assets held-for-sale assets	**(6.1)**	**—**	**(6.1)**	—	—	—
Share-based compensation charge	**0.7**	**0.1**	**0.6**	0.7	—	0.7
Income tax on adjusted items	**1.1**	**—**	**1.1**	0.4	—	0.4
Adjusted net income / (loss)	**8.8**	**0.2**	**8.6**	1.1	(2.6)	3.7
Less:						
Legal cost (recovery) / expense	**(1.9)**	**—**	**(1.9)**	2.2	—	2.2
Tax on legal cost recovery / (expense)	**0.4**	**—**	**0.4**	(0.5)	—	(0.5)
Adjusted net income / (loss) excluding legal	**$ 7.3**	**$ 0.2**	**$ 7.1**	$ 2.8	$ (2.6)	$ 5.4
Adjusted earnings per ordinary share [(1)]						
Diluted earnings / (loss) per ordinary share	**$ 0.47**	**$ —**	**$ 0.47**	$ (0.06)	$ (0.10)	$ 0.04
Impact of adjusted items	**(0.14)**	**0.01**	**(0.15)**	0.10	—	0.10
Adjusted diluted earnings / (loss) per ordinary share	**0.33**	**0.01**	**0.32**	0.04	(0.10)	0.14
Impact of legal cost (recovery) / expense	**(0.05)**	**—**	**(0.05)**	0.06	—	0.06
Adjusted diluted earnings / (loss) per ordinary share excluding legal cost recovery / expense	**$ 0.28**	**$ 0.01**	**$ 0.27**	$ 0.10	$ (0.10)	$ 0.20

	Year-to-date					
In millions except per share data	2024			2023		
	Continuing operations	Graphic Arts	Adjusted Total	Continuing operations	Graphic Arts	Adjusted Total
Net income / (loss)	**$ 15.0**	**$ (10.6)**	**$ 25.6**	$ 3.9	(4.1)	$ 8.0
Accounting charges relating to acquisitions and disposals of businesses:						
Amortization on acquired intangibles	**0.6**	**—**	**0.6**	0.6	—	0.6
Acquisition and disposal related charge	**9.5**	**9.4**	**0.1**	—	—	—
Defined benefit pension (credit) / charge	**(0.8)**	**—**	**(0.8)**	8.0	—	8.0
Restructuring charge	**2.3**	**—**	**2.3**	4.4	—	4.4
Gain on disposal of assets held-for-sale	**(6.1)**	**—**	**(6.1)**	—	—	—
Share-based compensation charge	**2.1**	**0.3**	**1.8**	2.0	—	2.0
Income tax on adjusted items	**0.7**	**(0.1)**	**0.8**	(0.1)	—	(0.1)
Adjusted net income / (loss)	**$ 23.3**	**$ (1.0)**	**$ 24.3**	$ 13.9	$ (4.1)	$ 18.0
Less:						
Legal cost (recovery) / expense	**(7.2)**	**—**	**(7.2)**	4.5	—	4.5
Tax on legal cost recovery / (expense)	**1.7**	**—**	**1.7**	(1.0)	—	(1.0)
Adjusted net income / (loss) excluding legal	**$ 17.8**	**$ (1.0)**	**$ 18.8**	$ 17.4	$ (4.1)	$ 21.5
Adjusted earnings per ordinary share [(1)]						
Diluted earnings / (loss) per ordinary share	**$ 0.56**	**$ (0.39)**	**$ 0.95**	$ 0.14	$ (0.15)	$ 0.30
Impact of adjusted items	**0.30**	**0.36**	**(0.05)**	0.37	—	0.36
Adjusted diluted earnings / (loss) per ordinary share	**0.86**	**(0.04)**	**0.90**	0.51	(0.15)	0.66
Impact of legal cost (recovery) / expense	**(0.20)**	**—**	**(0.20)**	0.13	—	0.13
Adjusted diluted earnings / (loss) per ordinary share excluding legal cost recovery / expense	**$ 0.66**	**$ (0.04)**	**$ 0.70**	$ 0.64	$ (0.15)	$ 0.79

[(1)] For the purpose of calculating diluted earnings per share, the weighted average number of ordinary shares outstanding during the financial year has been adjusted for the dilutive effects of all potential ordinary shares and share options granted to employees, except where there is a loss in the period, then no adjustment is made.

ADJUSTED EBITDA (UNAUDITED)

	Third Quarter					
In millions except per share data	2024			2023		
	Continuing operations	Graphic Arts	Adjusted Total	Continuing operations	Graphic Arts	Adjusted Total
Adjusted net income / (loss) from continuing operations	**$ 8.8**	**$ 0.2**	**$ 8.6**	$ 1.1	$ (2.6)	$ 3.7
Add back:						
Income tax on adjusted items	**(1.1)**	**—**	**(1.1)**	(0.4)	—	(0.4)
Provision / (credit) for income taxes	**3.7**	**—**	**3.7**	0.7	(0.6)	1.3
Net finance costs	**1.4**	**(0.3)**	**1.7**	1.6	(0.1)	1.7
Adjusted EBITA	**12.8**	**(0.1)**	**12.9**	3.0	(3.3)	6.3
Loss on disposal of property, plant and equipment	**0.1**	**—**	**0.1**	—	—	—
Depreciation	**2.4**	**—**	**2.4**	3.0	0.5	2.5
Adjusted EBITDA	**15.3**	**(0.1)**	**15.4**	6.0	(2.8)	8.8
Less:						
Legal cost (recovery) / expense	**(1.9)**	**—**	**(1.9)**	2.2	—	2.2
Adjusted EBITDA excluding legal	**$ 13.4**	**$ (0.1)**	**$ 13.5**	$ 8.2	$ (2.8)	$ 11.0

	Year-to-date					
In millions except per share data	2024			2023		
	Continuing operations	Graphic Arts	Adjusted Total	Continuing operations	Graphic Arts	Adjusted Total
Adjusted net income / (loss) from continuing operations	**$ 23.3**	**$ (1.0)**	**$ 24.3**	$ 13.9	$ (4.1)	$ 18.0
Add back:						
Income tax on adjusted items	**(0.7)**	**0.1**	**(0.8)**	0.1	—	0.1
Provision / (credit) for income taxes	**7.8**	**(0.5)**	**8.3**	(1.1)	(0.8)	(0.3)
Tax impact of defined benefit pension settlement	**—**	**—**	**—**	4.9	—	4.9
Net finance costs	**4.1**	**(0.3)**	**4.4**	4.7	(0.1)	4.8
Adjusted EBITA	**34.5**	**(1.7)**	**36.2**	22.5	(5.0)	27.5
Loss on disposal of property, plant and equipment	**0.1**	**—**	**0.1**	—	—	—
Depreciation	**6.9**	**—**	**6.9**	9.2	1.5	7.7
Adjusted EBITDA	**41.5**	**(1.7)**	**43.2**	31.7	(3.5)	35.2
Less:						
Legal cost (recovery) / expense	**(7.2)**	**—**	**(7.2)**	4.5	—	4.5
Adjusted EBITDA excluding legal	**$ 34.3**	**$ (1.7)**	**$ 36.0**	$ 36.2	$ (3.5)	$ 39.7

ADJUSTED EFFECTIVE TAX RATE

(UNAUDITED)

	Third Quarter					
In millions except per share data	2024			2023		
	Continuing operations	**Graphic Arts**	**Adjusted Total**	**Continuing operations**	**Graphic Arts**	**Adjusted Total**
Adjusted net income / (loss) from continuing operations	**$ 8.8**	**$ 0.2**	**$ 8.6**	$ 1.1	$ (2.6)	$ 3.7
Add back:						
Income tax on adjusted items	**(1.1)**	**—**	**(1.1)**	(0.4)	—	(0.4)
Provision for income taxes	**3.7**	**—**	**3.7**	0.7	(0.6)	1.3
Adjusted income / (loss) from continuing operations before income taxes	**11.4**	**0.2**	**11.2**	1.4	(3.2)	4.6
Adjusted provision for income taxes	**2.6**	**—**	**2.6**	0.3	(0.6)	0.9
Adjusted effective tax rate from continuing operations	**22.8 %**	**n/a**	**23.2 %**	21.4 %	18.8 %	19.6 %

	Year-to-date					
In millions except per share data	2024			2023		
	Continuing operations	**Graphic Arts**	**Adjusted Total**	**Continuing operations**	**Graphic Arts**	**Adjusted Total**
Adjusted net income / (loss) from continuing operations	**$ 23.3**	**$ (1.0)**	**$ 24.3**	$ 13.9	$ (4.1)	$ 18.0
Add back:						
Income tax on adjusted items	**(0.7)**	**0.1**	**(0.8)**	0.1	—	0.1
Tax impact of defined benefit pension settlement	**—**	**—**	**—**	4.9	—	4.9
Provision / (credit) for income taxes	**7.8**	**(0.5)**	**8.3**	(1.1)	(0.8)	(0.3)
Adjusted income / (loss) from continuing operations before income taxes	**30.4**	**(1.4)**	**31.8**	17.8	(4.9)	22.7
Adjusted provision / (credit) for income taxes	**7.1**	**(0.4)**	**7.5**	3.9	(0.8)	4.7
Adjusted effective tax rate from continuing operations	**23.4 %**	**28.6 %**	**23.6 %**	21.9 %	16.3 %	20.7 %

NET DEBT RATIO

(UNAUDITED)

	Third Quarter
In millions	**2024**
Cash and cash equivalents	**$ 3.5**
Total debt	**(69.5)**
Net debt	**66.0**
Adjusted EBITDA	**48.6**
Net debt to EBITDA ratio	**1.4**
Adjusted EBITDA excluding Graphic Arts segment	**51.3**
Net debt to EBITDA ratio excluding Graphic Arts segment	**1.3**

FREE CASH FLOW (UNAUDITED) Third Quarter Year-to-date In millions 2024 2023 2024 2023 Net cash provided by continuing operating activities $ 12.9 $ 11.5 $ 25.4 $ 10.2 Net cash provided by Graphic Arts operating activities 0.1 0.1 0.2 0.6 Net cash provided by continuing operating activities excluding Graphic Arts 12.8 11.4 25.2 9.6 Capital expenditures including purchase of intangible assets (3.6) (2.6) (7.7) (7.5) Graphic Arts capital expenditures (0.1) (0.1) (0.2) (0.6) Capital expenditures excluding Graphic Arts (3.5) (2.5) (7.5) (6.9) Free cash flow $ 9.3 $ 8.9 $ 17.7 $ 2.7 Free cash flow excluding Graphic Arts $ 9.3 $ 8.9 $ 17.7 $ 2.7